SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 1, 2014

Guidance Software, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-33197	95-4661210
(Commission File Number)	(IRS Employer Identification No.)

1055 E. Colorado Boulevard, Pasadena, CA	91106-2375
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 626-229-9191

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The 2014 annual meeting of shareholders of Guidance Software, Inc. (the “Company”) was held on May 1, 2014. As of the record date for the meeting, the Company had 28,961,367 shares of common stock outstanding, each of which is entitled to one vote. The voting tabulation was as follows:

Eligible votes : 28,961,367

Shares represented in person or by proxy : 27,519,726

Percentage of eligible shares voted: 95.02%

Proxies Cast: 114

All of the nominees for director listed in Proposal 1 of the Company’s Definitive Proxy Statement (the “Proxy Statement”), filed with the Securities and Exchange Commission on March 19, 2014, were elected as follows:

Director	Vote Type	Voted	Voted (%)	Outstanding (%)
Shawn McCreight	FOR	23,229,866	99.37	80.21
	WITHHELD	147,454	.63	.51
	NON VOTES	4,142,406		14.30
Victor Limongelli	FOR	23,241,108	99.42	80.25
	WITHHELD	136,212	.58	.47
	NON VOTES	4,142,406		14.30
Jeff Lawrence	FOR	21,230,261	90.82	73.31
	WITHHELD	2,147,059	9.18	7.41
	NON VOTES	4,142,406		14.30
Kathleen O’Neil	FOR	23,157,042	99.06	79.96
	WITHHELD	220,278	.94	.76
	NON VOTES	4,142,406		14.30
Christopher Poole	FOR	23,227,086	99.36	80.20
	WITHHELD	150,234	.64	.52
	NON VOTES	4,142,406		14.30
Stephen Richards	FOR	23,227,086	99.36	80.20
	WITHHELD	150,234	.64	.52
	NON VOTES	4,142,406		14.30
Robert van Schoonenberg	FOR	23,145,724	99.01	79.92
	WITHHELD	231,596	.99	.80
	NON VOTES	4,142,406		14.30

Proposal 2 of the Proxy Statement, ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2014, was approved by the following vote:

Proposal	Vote type	Voted	Voted (%)	Outstanding(%)
ACCOUNTANTS	For	25,242,768	91.73	87.16
	Against	2,267,778	8.24	7.83
	Abstain	9,180	.03	.03
	Non Votes	0	.00	.00

Proposal 3 of the Proxy Statement, the advisory (non-binding) vote on executive compensation (the “say-on-pay vote”), was approved by the following vote:

Proposal	Vote type	Voted	Voted (%)	Outstanding (%)
EXECUTIVE	FOR	18,985,191	81.22	65.55
COMPENSATION	AGAINST	2,967,286	12.69	10.25
	ABSTAIN	1,424,406	6.09	4.92
	NON-VOTES	4,142,406		14.30

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Guidance Software, Inc.
(a Delaware Corporation)

/S/ Mark E. Harrington
General Counsel and Corporate Secretary

May 5, 2014